UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: February 13, 2018
(Date of earliest event reported)

 Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of principal executive offices and zip code)

(281) 293-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  □
Emerging growth company  □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 1.01 Entry into a Material Definitive Agreement
On February 13, 2018, Phillips 66 (the “Company”) entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) with Berkshire Hathaway Inc. and National Indemnity Company, a wholly owned subsidiary of Berkshire Hathaway, to repurchase 35 million shares of Phillips 66 common stock, par value $0.01 (the “Common Stock”) for an aggregate of approximately $3.3 billion. Pursuant to the Purchase Agreement, the purchase price per share of $93.725 is based on the volume weighted average price of the Company’s Common Stock on the New York Stock Exchange on February 13, 2018.

The repurchase transaction is scheduled to close on February 14, 2018. The Company intends to use cash on hand and borrowings under its commercial paper program to fund the purchase price.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included with this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the repurchase transaction referenced above under Item 1.01 of this report, the Company incurred borrowings of approximately $1.4 billion under its existing commercial paper program.
Item 7.01 Regulation FD Disclosure
The press release issued by the Company announcing the Purchase Agreement is furnished with this report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1 – Stock Purchase and Sale Agreement between Phillips 66, Berkshire Hathaway Inc., and National Indemnity Company, dated February 13, 2018
99.1 – Press Release, dated February 13, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: February 14, 2018	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President